                                                              Exhibit 10.29


                                   LEASE

                                  BETWEEN

                       NEWARK GROUP INDUSTRIES, INC.

                    O'BRIEN (NEWARK) COGENERATION, INC.


                           Dated: July 18, 1988

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TABLE OF CONTENTS

Section                                                        Page

1.  Term of Lease                                                1
2. Use                                                           2
3.  Acceptance of Demised Premises;
       Tenant's Work                                             2
4.  Base Rent                                                    2
S.  Additional Rent and Late Charges                             3
6.  Change In Scope or Amount of Taxation                        5
7.  Insurance                                                    6
S.  Utilities                                                    9
9.  Operation, Maintenance and Repair
       of Demised Premises                                       9
10. Requirements of Public Authorities                           10
11. Landlord's Right to Cure                                     10
12. Net Rent                                                     11
13. Destruction                                                  11
14.  Indemnification                                             12
15. No Liability of Landlord                                     12
16. Removal of Snow, etc.                                        13
17.  Improvements and Alterations                                13
18.       Signs
14
19. Assignment and Subletting                                    14
20. Mortgaging                                                   15
21.  Air and Water Pollution                                     18
22.  Security                                                    18
23.Condemnation                                                  18
24.Surrender by Tenant at End of Term                            21
25.Default by Tenant                                             22
26.Quiet Enjoyment                                               25
27.Certificates by Tenant                                        25
28.Notices                                                       25
29.Captions                                                      26
30.Covenants and Conditions                                      26
31.waiver of Trial by Jury                                       26
32.Definition of Term "Landlord"                                 27
33. Brokerage Representation                                     27
34. Covenants of Further Assurances                              27
35. Entire Agreement                                             28
36. Applicable Law                                               28
37. Bind and Inure Clause                                        28
38. Tenant's Recourse                                            28
39. Options to Purchase                                          28
40. Environmental Obligations                                    30
41. Guaranty                                                     34
42. Relationship to the Agreement                                35
43. Continuation of Lease                                        35
44. Recording                                                    35
Schedule A
Schedule B
Schedule C
Appendix A
Appendix B

THIS LEASE, made the 18th day of July, 1988,

BETWEEN NEWARK GROUP INDUSTRIES, INC., (formerly known as Paperboard Manufacturers of Newark, Inc.) a New Jersey corporation having an office at 57 Freeman Street, Newark, New Jersey 07105 ("Landlord");

AND O'BRIEN (NEWARK) COGENERATION, INC. , a Delaware corporation, having an address of 225 South Eighth Street, Philadelphia, Pennsylvania 19106 ("Tenant");

                            W I T N E S S E T H



     Landlord, for and in consideration of the rents, covenants and agreements hereinafter mentioned, reserved and contained to be paid, kept and performed by Tenant, and in consideration of and pursuant to the covenants and agreements contained in the Steam Purchase Agreement between Landlord and Tenant dated October 3, 1986, as amended by Amendments dated March 8, 1988 and July 18, 1988 (as so amended and as it may be amended from time to time in accordance with the provisions thereof, the "Agreement"), which Agreement is incorporated herein in its entirety by reference, has demised and leased and does hereby demise and lease unto Tenant, and Tenant does hereby lease and hire from Landlord, subject to easements, encumbrances and restrictions of record (if any) and such state of facts as an accurate survey and a physical inspection would reveal, a portion of the lands owned by Landlord known as 60 Lockwood Street, Newark, New Jersey and as Lots 75 and 58 in Block 2412 on the Newark, New Jersey municipal tax map ("Entire Property"), which portion leased hereunder to Tenant is more particularly described on Schedule A annexed hereto and made a part hereof ("Demised Premises"), together with the parking easements, interconnection facility easements, temporary construction easements, access easements and other easements described on Schedule B annexed hereto and made a part hereof ("Easements"). Landlord and Tenant acknowledge that
(a) Landlord's sole reason for agreeing to enter into this lease is because of the services to be provided by Tenant pursuant to the Agreement and that
(b) this lease and the Agreement shall be interpreted in pari materia.

     1. TERM OF LEASE

         Landlord leases unto Tenant and Tenant hires from Landlord the Demised Premises for a term ("Lease Term" or

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"Term")  to  commence on July 18, 988 ("Commencement  Date")  and  to  end,
except as otherwise provided in Section 5.1(B) of the Agreement, 120 days after the termination of the Agreement or on such other date as may be provided in this lease or the Agreement, whether following an extension or renewal hereof or otherwise ("Termination Date").

     2. USE.

     Tenant may use and occupy the Demised Premises solely for the construction, testing, operation, management and maintenance of a facility for the generation of steam and/or electricity ("Facility"). The use of the Demised Premises by Tenant, however, is and shall continue to be expressly subject to all applicable terms and provisions of the Agreement and to all applicable laws, ordinances and rules and regulations of any governmental instrumentality, board or bureau having jurisdiction thereof.

     3. ACCEPTANCE OF DEMISED PREMISES; TENANT'S WORK.

3.1 Tenant acknowledges that it is familiar with the Demised Promises and, except as set forth in section 40 of this lease, hereby agrees to accept the Demised Promises in their present condition, "as is". Tenant further acknowledges that neither Landlord nor anyone on Landlord's behalf has made any representations or warranties with respect to the condition of the Demised Premises.

3.2 Tenant shall design and construct the Facility on the Demised Premises ("Tenant's Work") and install all equipment and fixtures necessary for the Facility's operation subject to, in accordance with and according to the time schedule described in the Agreement. Until the Landlord exercises its rights under section 17 or 24 of this Lease, such equipment and fixtures shall be the personal property of Tenant and hereafter neither the Landlord nor any mortgagee of Landlord shall have any interest therein.

     4. BASE RENT.

4.1 Tenant covenants and agrees to pay Landlord a base rent ("Base Rent") during the Term of ONE DOLLAR ($1.00) per year. Base Rent shall be payable annually on January 1 of each and every year of the Term without demand.

     4.2 If this lease is in effect at the same time that the Agreement is not in effect, the annual Base Rent payable under this lease shall automatically be increased

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to the annual fair market rental value of the Demised Premises.  The annual fair market rental value shall be determined as of the time immediately before the cessation of the Agreement by appraisal of the American
Appraisal  Company  (or similar appraisal organization).   The  arbitration
provisions set forth in Article 18 of the Agreement shall be utilized to settle any dispute as regards "fair market rental value". Such increased Base Rent shall be payable monthly on the first day of each month.

     5.   ADDITIONAL RENT AND LATE CHARGES.

     5.1 Additional Rent payable by Tenant shall include:

          (a) subject to the provisions of section 6 hereunder, all taxes, assessments, water rents and other similar governmental charges assessed against or levied upon the Demised Premises or related to the use or occupancy thereof;

          (b) all premiums on insurance policies required to be maintained on, or in connection with the use of, the Demised Premises pursuant to this lease;

          (c) all other payments required to be made by Tenant under this lease; and

          (d) all other expenses and charges which, during the Term, shall arise or be levied, assessed or imposed upon or against the Demised Premises as an incident of the ownership thereof and which are of the kind customarily paid by owners of land and improvements thereto by reason of such ownership, it being the intention of the parties that, during the Term, Tenant shall be chargeable with and shall pay all sums which an owner of the Demised Premises would Day having regard to the safeguarding of its investment and the preservation of the freehold.

        5.2 Subject to section 5.3 of this lease, Tenant agrees to pay each item of Additional Rent on or before the date when each becomes due or when billed for the same by Landlord, as applicable. Tenant shall furnish to Landlord, within 30 days after the date upon which any such charge is payable by Tenant as hereinabove provided, official receipts of the appropriate taxing or governmental authority, or other proofs satisfactory to Landlord, evidencing the payment of Additional Rent, except that so long as Landlord is, pursuant to section 6.5 of this lease, paying and billing tenant for real estate

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taxes and assessments attributable to the Demised Premises, at Tenant's request Landlord shall provide Tenant with copies of all such real estate and assessments bills at the time of billing and evidence of Landlord's payment of the same. If Tenant shall fail to make any payment or to do any act required of it by any provision of this lease within any applicable time periods herein provided (not including cure periods after notice of default), Landlord may make such payment or do such act and the amount of such payment or the cost of doing such act, together with interest thereon at the rate of the Bass Rate then in effect for First Fidelity Bank, National Association, Now Jersey, plus 2% per annum, shall be deemed Additional Rent payable by Tenant upon demand by Landlord. The making of any such payment or the doing of any such act by Landlord shall not constitute a waiver by Landlord of any right or remedy provided by this lease upon Tenant's default in the making of such payment or the doing of such act. All taxes, assessments, water rents and other governmental charges assessed against or levied upon the Demised Premises shall be apportioned between Landlord and Tenant at the Commencement Date and Termination Date.

5.3 Tenant shall have the right to contest or review by appropriate proceedings or in any other manner permitted by law, at Tenant's sole cost and expense, in Tenant's name and/or in Landlord's name (whenever necessary), any tax, assessment or charge, and Landlord shall, without expense or charge to it, cooperate with Tenant and execute any documents or pleadings required for such purposes. If required by Landlord, Tenant shall furnish a surety company bond or other security reasonably satisfactory to Landlord against any liens by reason of such contest. The contest by Tenant may include appeals from any judgments, decrees or orders until a final nonappealable determination shall be made by a court or governmental department or authority having jurisdiction in the matter.

5.4 No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and Additional Rent stipulated in this lease shall be deemed other than on account of the earliest stipulated rent, nor shall any endorsement or statement an any check or payment or any writing accompanying any check or payment of such rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this lease.

5.5 If Tenant fails to make any payment o f Base Rent or Additional Rent within 5 days of its due date,

Landlord may set off the amount of any such unpaid payments against any monies then due and owing by Landlord to Tenant pursuant to the Agreement.

     6.   CHANGE IN SCOPE OR AMOUNT OF TAXATION.

6.1 If at any time during the Term the method or scope of taxation prevailing an the date hereof shall be altered, modified or enlarged so as to cause the method of taxation to be changed in whole or in part so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Demised Premises or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Landlord's real property comprising the Demised Premises, then the substituted tax or imposition shall be payable and discharged by Tenant in the manner required pursuant to the law promulgated which shall authorize the change in the scope of taxation and as required by the terms and conditions of this lease.

     6.2 Nothing contained in this lease shall require Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or federal income or state income tax or excess profits or revenue tax or other tax based upon Landlord's income, except to the extent
(a) such taxes are imposed in whole or partial substitution for real property taxes and (b) Landlord's transfer taxes are payable by Tenant under section 39.

     6.3   If  any tax which Tenant is required to pay pursuant to sections
6.1 or 6.2 above is a graduated tax, Tenant shall be required to pay only the portion thereof which would have been payable by Landlord if the Demised Premises were the only real property owned by Landlord.

     6.4 Notwithstanding anything in this lease (except section 6.5) to the contrary and pursuant to Article 12 of the Agreement, (a) Tenant shall be solely responsible for any sales, use, property, income or other taxes relating to the Facility and its components or the operation of the Facility and, except as otherwise provided by section 12.3 of the Agreement, the sale of energy produced therein and (b) Landlord shall be solely responsible for any sales, use, property, income or other taxes relating to Landlord's Plant (as that term is defined in Article 1 of the Agreement), its components or appurtenances or the sale of the products produced therein.

     6.5 Notwithstanding section 6.3, so long as single real estate tax bills or bills for assessments attributable to the Entire Property of which the Demised Premises are only a part are submitted during the term of this lease by the municipal or other authorities having jurisdiction, Landlord shall pay such bills to the appropriate authorities and Tenant shall be responsible for (a) 9.1% of the land portion of such tax bills, or such other prorated amount if the tax lot configurations are altered from their present configuration, such latter amount to be calculated on the new percentage that the Demised Premises is of the Entire Property following such alteration, plus (b) 100% of the taxes attributable on such tax bills to the buildings and improvements now or to be located within the Demised Promises including, but not limited to, the Facility, plus (c) that portion of any bills for assessments determined by multiplying the total amount of any such bill by a fraction the numerator of which is the total amount of Tenant's taxes computed in accordance with (b) above and the denominator of which is the total amount of taxes attributable on such tax bills to all buildings and improvements located within the Entire Property, including the Demised Premises. Landlord shall be responsible for 100% of the taxes attributable on such tax bills to the buildings and improvements now or to be located within that portion of the Entire Property not being leased to Tenant hereunder. If there is a dispute between the parties regarding the amount of taxes attributable to. buildings and improvements located within the Demised Premises, the parties agree that the attribution contained in the records of the tax assessor of the City of Newark shall control. If such records do not contain the necessary attribution, such attribution shall be determined by an independent M.A.I. appraiser selected by Landlord. Landlord shall bill Tenant for Tenant's share of all real estate tax bills and bills for assessments and Tenant shall pay such bills as Additional Rent within 10 days of its receipt of such bills.

     6.6 Landlord agrees (a) not to bill Tenant for installments of taxes or assessments more than 30 days before the respective dates upon which such installments are due and (b) to elect to pay all assessments which may be paid in installments in as many installments as shall be permissible under applicable law, except that Tenant agrees to pay any additional costs or expenses incurred by Landlord as a result of such election.

     7.   INSURANCE.

     7. 1 Tenant shall keep the improvements on the Demised Premises insured against loss or damage by fire and risks embraced within "all risk coverage" in the locality where the Demised Premises are located in an amount not less than 100% of full insurable value. The term "full insurable value" means the actual replacement cost as defined in the standard "replacement cost" endorsement. Tenant shall also obtain boiler explosion and casualty insurance in an amount not less than ten million dollars ($10,000,000). All insurance policies shall be issued by a company or companies and in a form or forms reasonably satisfactory to Landlord and shall name Landlord and any mortgagees of both Tenant and Landlord as additional insureds but not loss payees. Tenant agrees to use any proceeds received from the insurance policies to repair, restore, replace and/or rebuild any damaged improvements on the Demised Premises so that the fair market value of the Demised Premises will not be decreased from that prevailing prior to the casualty, except as otherwise provided in either section 13 of this lease or in the Construction and Term Credit Agreement dated as of July 18, 1988 between Tenant and National Westminster Bank PLC, including only such amendments which may be made from time to time with the consent of Landlord ("Credit Agreement").

     7.2 Tenant shall obtain and maintain a Landlord's and Tenant's comprehensive general Public Liability Insurance Policy for the joint and several benefit of Landlord and Tenant, in an amount not less than $5,000,000. Tenant shall also obtain blanket contractual insurance in an amount deemed adequate by Landlord to cover the indemnity obligations of Tenant pursuant to all of the terms and provisions of both this lease and the Agreement. Tenant shall provide and keep in force insurance for such other insurable hazards and in such amounts as similarly situated premises are then commonly insured.

     7.3 Prior to the earlier of (a) the Commencement Date or (b) the date when Tenant has access to the Demised Premises for any purpose, Tenant shall deliver to Landlord certificates evidencing the issuance of each of the policies required by sections 7.1 and 7.2 and also evidencing that the policies are then in effect. Tenant shall deliver original insurance policies to Landlord within 15 days from the date when Tenant is required to deliver the certificates. All insurance policies shall provide for 30 days advance notice in writing to Landlord and to the respective mortgagees of Tenant or Landlord prior to cancellation or modification.

     7.4 The premiums on any insurance policies which Landlord elects to keep in force beyond the Termination Date shall be apportioned as between Landlord and Tenant in such manner that Landlord shall reimburse Tenant for that pro rata portion of the unearned premiums on any policies which remain in force beyond the Termination Date as a result of Landlord's election.

     7.5 Neither Landlord nor its agents or servants shall be liable and Tenant waives all claims for damage, regardless of the cause thereof, to persons or property sustained by Tenant, its agent and servants or any occupant of the Demised Premises resulting from the Demised Promises or any part thereof or any part or any equipment or appurtenances becoming out of repair, or resulting from any accident in on or about the Demised Promises or resulting directly or indirectly from any act or neglect of the Tenant or occupant or any other person including Landlord's agents and servants other than such injury or harm as may be caused solely and conclusively by the fault or negligence of Landlord, its directors, officers, employees or representatives. All property belonging to Tenant or any occupant of the Demised Promises shall be there at the risk of the Tenant or such other person only and Landlord shall not be responsible or liable for damages thereto or misappropriation thereof. Except as otherwise provided in section 15.2(B) of the Agreement, Tenant agrees to look solely to the proceeds of its own insurance for indemnity against personal injury, casualty loss and business interruption.

     7.6 Except as otherwise provided in section 15.2(A) of the Agreement, Landlord agrees to look solely to the proceeds of its own insurance for indemnity against personal injury, casualty loss and business interruption.

     7.7 Each party will use its best efforts to cause each insurance policy carried by it with respect to the Entire Property or the Demised
Premises, as applicable, to be written so as to provide that the insurer waives all right of recovery by way of subrogation against the other party in connection with any loss or damage covered by the policy.

     7.8 Every 2 years during the Term on the anniversary of the Commencement Date, Landlord shall have the right to give Tenant notice that Landlord is requiring Tenant to increase the amount of coverage under each insurance policy held by Tenant in connection with its operation of the Facility. The maximum new insurance coverage amount which Landlord can require for each policy shall be calculated by multiplying the total amount of insurance coverage in effect as of the Commencement Date by a fraction, the Numerator of which is the Consumer Price Index for Urban Wage Earners and Clerical Workers
for  New  York  -  Northeastern New Jersey ("CPI") as of  the  day  of  the
applicable  2-year anniversary date and the denominator Of I which  is  the
CPI as of the Commencement Date. (For example, if the CPI is 200 on the Commencement Date and 220 on the first day of the applicable 2-year anniversary date, the new amount of insurance required would be determined as follows: 220 X Insurance Amount as of the Commencement Date.)
            220
in no event shall the amount of insurance coverage for any policy decrease in any 2-year period from that payable for the prior 2-year period.

     8.   UTILITIES.

     Tenant shall, at its own cost and expense, pay all utility meter and service charges, including but not limited to those for gas, sewer, electricity, water, standby sprinkler charges and any hookup charges and deposits required by utility suppliers with respect to the Demised Promises. Tenant shall be responsible at its sole cost and expense for arranging installation of separate motors for all utilities servicing the Demised Promises. Except an provided in the preceding sentence, all costs relating to the construction. operation and maintenance of conduits, pipes and drain fixtures for water, waste water, steam or any other utilities shall be allocated between Landlord and Tenant in accordance with all of the terms and provisions of the Agreement including but not limited to
Article 4 and 10 thereof.

     9.   OPERATION, MAINTENANCE AND REPAIR OF DEMISED PREMISES.

     Tenant shall keep. operate and maintain the Demised Promises in a good state of repair and condition, except for ordinary wear and tear. Tenant shall make all repairs and replacements of every kind and character necessary to preserve and maintain the Demised Premises, the Facility and the appurtenances belonging thereto in accordance with reasonable business practices, and, except as set forth in section 4.2 or otherwise in the Agreement, will not call upon Landlord during the Term for the making of any repairs or replacements whatsoever. All repairs and replacements shall
(a) be performed in a good and workmanlike manner, (b) be at least substantially equal in quality and usefulness to the original work, (c) be of first-class modern character and (d) not diminish the fair market value of the Demised Premises. Notwithstanding anything in this lease to -he contrary and in addition to the provisions of this section 9, Tenant shall keep, operate, maintain and repair the Demised Premises and the

Facility in accordance with all of the terms and provisions of the Agreement including, but not limited to, sections 4.1, 7.1, 7.2. 7.3, 7.4 and 10.1 thereof.

     10.  REQUIREMENTS OF PUBLIC AUTHORITIES.

     Tenant shall suffer no waste or injury in or about the Demised Premises and shall comply at its sole expense with all federal, state, county and municipal laws, ordinances and regulations applicable to the use and occupancy of the Demised Premises including without limiting the generality of the foregoing, (a) compliance with all "Laws" and "Regulations" as those terms are defined in the Agreement, (b) the obtaining of all necessary permits or licenses including, but not limited to, the permits described in section 4.2(B) and Appendix C of the Agreement, (c) the securing of all necessary land use approvals including, but not limited to, a subdivision of the Entire Premises if and when Tenant acquires the Demised Premises, and (d) the making of any structural or nonstructural repairs or replacements of any improvements to the Facility or the Demised Premises that may be required in order to comply with said Laws, ordinances and Regulations. In addition, except as set forth in section 40 of this lease, Tenant shall effect the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Demised Premises and the Facility and shall also promptly comply with all rules. orders and regulations of the Board of Fire Underwriters and any insurance company insuring the Demised Premises or any improvements thereon. To the extent required by the terms and provisions of the Agreement, Landlord will cooperate when necessary with Tenant's efforts to satisfy the requirements of public authorities. Any environmental permits, licenses or authorizations that have been transferred by Landlord to Tenant shall be returned or transferred to Landlord at the end of the Term in accordance with the terms and provisions of section 4.2 of the Agreement.

     11.  LANDLORD'S RIGHT TO CURE

     Landlord and its agents and workmen shall have the right (a) in an emergency and (b) in a non-emergency situation upon advance notice, at reasonable times and only if accompanied by a representative of Tenant, to enter into and upon the Demised Premises for the purpose of inspection and examination of the state of repair and condition thereof. Landlord's entry and inspection shall be conducted subject to Tenant's reasonable safety procedures. Landlord may, but shall not be obligated to make such repairs as shall be necessary as a consequence of any failure of Tenant to meet its obligations under this lease or the Agreement within applicable time periods herein provided (not including cure periods after notice of default) . The cost of any such repairs undertaken by Landlord, together with interest thereon at the rate of the Base Rate then in effect for First Fidelity Bank, National Association, New Jersey, plus 2% per annum, shall be deemed to be Additional Rent payable by Tenant upon demand by Landlord. The making of any such repairs by Landlord shall not constitute a waiver by Landlord of any right or remedy provided by this lease or the Agreement upon Tenant's default in the making of repairs.

     12.  NET RENT.

     It is the purpose and intent of Landlord and Tenant that the rent shall be absolutely not to Landlord, so that this lease shall yield. not, to Landlord, the Base Rent and Additional Rent specified in sections 4 and 5 of this lease during the Term without any abatement, deduction, set-off or counterclaim, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises which may arise or become due during or in respect to the Term (except interest, amortization or any other charge or obligation arising in connection with any mortgage placed on the Demised Premises by Landlord. unless the charge or obligation arises solely as a result of an Event of Default by Tenant hereunder) shall be paid by Tenant, except for such obligations and charges as have otherwise expressly been assumed by Landlord in accordance with the terms and conditions of this lease or the Agreement.

     13.      DESTRUCTION.

13.1 If the Facility or other improvements on the Demised Promises or any part thereof shall be damaged or destroyed by fire, explosion, lightning, vandalism or any other casualty or cause, Tenant shall, except as otherwise provided in the Credit Agreement, at its own cost and expense, repair, restore, replace and/or rebuild the improvements or take such other action as may be necessary so as not to diminish the fair market value of the Demised Premises from that prevailing prior to the damage or destruction. Notwithstanding any such damage or destruction by any casualty or cause, this lease shall continue in full force and effect and there shall be no abatement of Base Rent and Additional Rent payable under this lease and Tenant shall not be discharged or relieved from any of its other obligations under this lease. Tenant expressly waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this lease or the Demised Premises or any part thereof, or to any suspension, diminution, abatement or reduction of rent, on account of any such damage or destruction. Tenant's failure either (a) to commence (which shall include the preparation of architectural drawings and the good faith adjustment of claims with insurers) such repairs, restoration, replacing and/or rebuilding within 60 days following any such damage or destruction or (b) to pursue diligently the completion of the same shall be deemed a default by Tenant under this lease and the Agreement.

13.2 Notwithstanding anything in section 13. 1 to the contrary, if all or substantially all of the Facility shall be damaged or destroyed by any casualty or cause during the last 5 years of the original Term or during any extension of the Term, Tenant shall have the right to cancel this lease by giving written notice to Landlord within 60 days after such damage or destruction provided Tenant removes the Facility from the Demised Promises, levels the land to grade level and thereafter paves the Demised Premises with six inches of concrete as a parking lot. In case of such cancellation, Tenant shall have the right to retain insurance proceeds except that Landlord shall be entitled to receive from Tenant that portion of all insurance proceeds equal to (a) the total of all insurance proceeds received minus (b) the fair market value of the Facility immediately prior to such damage or destruction.

     14.  INDEMNIFICATION.

     To the extent set forth in section 15.2(A) of the Agreement, Tenant shall indemnify and save harmless Landlord, except an provided in section 40 of this lease, from all fines, penalties, costs, suits, proceedings, liabilities, damages, claims and actions of any kind arising out of the use and occupation of or in any way connected with the Demised Premises, or by reason of any breach or nonperformance of any covenant or condition of this lease by Tenant. Except as otherwise provided in section 15.2(B) of the Agreement, this indemnification shall extend to all claims by any person or party for death or injury to persons and damage to any property, and to legal expenses, including reasonable attorney's fees, incurred by Landlord in the defense of such claims or in the enforcement of any provision of this lease.

     15.  NO LIABILITY OF LANDLORD.

     Except as provided for in section 15.2(B) of the Agreement or in section 40 of this lease, Landlord,
whether as owner of the Demised Premises or in any other capacity, shall not be liable for any damage or injury which may be sustained by Tenant or any other person as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, gas, sewer, waste or spoil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like, or of the electrical, ventilation, air conditioning, gas, power, conveyor, refrigeration, sprinkler, heating or other systems, elevators or hoisting equipment, if any, in the Facility and on, over and under the Demised Premises and the Entire Property; or by reason of the elements; or resulting from acts, conduct or omissions on the part of Tenant or of Tenant's agents, employees. guests, licensees, invitees, assiqnees or successors, or on the part of any other person or party.

     16.  REMOVAL OF SNOW, ETC.

     Tenant agrees (a) to remove or cause to be removed, as the need for the same arises, all snow and ice from any sidewalks, driveways and parking areas within the Demised Premises, (b) to keep the sidewalks, driveways and parking areas clean and free from any and all defects, obstructions and encumbrances and (c) to keep the Demised Premises in a neat, clean and orderly condition.

     17. IMPROVEMENTS AND ALTERATIONS.

     Tenant covenants and agrees that it will construct the Facility and make any other improvements, changes, installations, renovations, additions or alterations in and about the Demised Premises in accordance with the terms and provisions of the Agreement and this lease. Tenant shall provide Landlord with "as built" plans for any work completed by Tenant pursuant to this section 17. After Tenant constructs the Facility and if Tenant installs or makes any other improvements, additions, installations, renovations, changes or alterations to the Demised Premises, such improvements shall be the property of Tenant as provided in section 3.2 hereof. The Facility and all other improvements, changes, additions, installations, renovations or alterations (including all equipment and movable trade fixtures necessary to maintain the Facility as an ongoing operating Facility) shall be subject to purchase by Landlord, in accordance with the terms and provisions of the Agreement, subject to the lien of the mortgage, if then outstanding, in favor of the leasehold mortgagee as contemplated by the Credit Agreement, which mortgage shall remain a lien on the Facility and any such improvements until all obligations of Tenant to such leasehold mortgagee are satisfied in full or discharged. If Landlord has not exercised such right to purchase, upon Landlord's giving 6 months advance notice to Tenant before the Termination Date or upon Landlord's giving 30 days advance notice before or after Tenant's removal from or abandonment of the Demised Premises, whichever is applicable, Tenant shall remove forthwith the Facility and all other improvements, additions, installations, renovations, changes or alterations, level the land to grade level and thereafter pave the Demised Premises with six inches of concrete as a parking lot. if Tenant exercises any of its options to purchase the Demised Premises described in section 39 hereunder, any improvements, additions, alterations, installations, renovations or changes not already the property of Tenant shall become the property of Tenant upon the closing of the purchase of the Demised Premises.

     18.  SIGNS.

     Tenant may erect and maintain signs advertising its business, provided, however, that all signs comply with all laws, ordinances and regulations of any governmental authority having jurisdiction and that Tenant has received the prior written approval of Landlord which approval shall not be unreasonably withheld. Upon the termination of this lease, Tenant shall remove such sign or signs and shall repair any damage to the Demised Premises caused by the erection or removal thereof.

     19.      ASSIGNMENT AND SUBLETTING.

19.1 Tenant may not sublet all or any portion of the Demised Promises or assign this lease without Landlord's prior written consent except to the extent permitted under this lease and under the terms and provisions of the Agreement. Tenant may collaterally sublet all or any portion of the Demised Premises or collaterally assign this lease without Landlord's consent to any leasehold mortgagee of Tenant who agrees in writing to assume the obligations of Tenant under the Agreement and this lease in the event that such mortgagee (a) forecloses on its mortgage, (b) takes possession of the Demised Premises or (c) assumes the management of the Tenant's operations, provided, however, that any such leasehold mortgagee may neither further assign this lease nor sublet all or any portion of the Demised Premises without Landlord's prior written consent, such consent not to be unreasonably withheld. Landlord shall consent to any further assignment by any such leasehold mortgagee if such assignee (a) executes a written assumption of all of Tenant's obligations under this lease and the Agreement,

(b) possesses substantially the same technical expertise and experience in the cogeneration field as the Tenant, (c) has substantially the same net worth as the aggregate net worth of Tenant and O'Brien Energy Systems, Inc. on the date hereof, (d) cures all of Tenant's defaults, if any, under this lease and the Agreement (if then in effect) which are capable of being cured and (e) agrees to pay all reasonable expenses (including, but not limited to attorney's fees) incurred by Landlord in connection with its request for assignment or subletting or with its entering into a new lease pursuant to section 20.3 of this lease.

19.2 If this lease is assigned as set forth in section 19.1, or if the Demised Premises or any part thereof is occupied by anybody other than Tenant, Landlord may collect rent from the assignee or occupant and apply the net amount collected to the rent herein reserved. Notwithstanding any assignment, Tenant herein shall remain liable for the payment of Bass Rent and Additional Rent reserved hereunder and for the performance of all obligations imposed upon Tenant by this lease.

     20.      MORTGAGING.

20.1 Notwithstanding anything in this Section 20 or this lease to the contrary, Landlord and Tenant may each mortgage, hypothecate or encumber its interest in this lease only (a) in connection and in accordance with either party's exercise of its rights pursuant to Articles 17 and 19 of the Agreement and (b) in accordance with this section 20. Tenant may mortgage, hypothecate or encumber its interest in this lease only in connection with any financing relating to its construction. maintenance or operation of the Facility and such leasehold interest may not be collaterally mortgaged, hypothecated or encumbered in connection with any other financing transaction entered into by Tenant.

20.2 If Tenant mortgages or encumber its interest in this lease pursuant to and in compliance with this section 20, all rights acquired by such mortgagee shall be subject to all the covenants, conditions and restrictions set forth in this lease and the Agreement, and to all rights and interests of Landlord in the Demised Premises and the Entire Property.

20.3 Tenant's mortgagee under any such mortgage may enforce the mortgage and acquire title (either in its own name or in a nominee) to the leasehold estate hereunder in any lawful way, and by its representative or by a receiver, as the case may be, take possession of and manage the Demised Premises. Upon foreclosure of the mortgage, the leasehold estate may be sold or assigned by such mortgagee or nominee subject to the mortgagee's satisfaction of all the provisions of section 19.1 of this lease, and Landlord will recognize the person, firm or corporation acquiring the leasehold estate as the Tenant hereunder and will enter into a new lease with that person, firm or corporation on the same terms and provisions of this lease. Notwithstanding the preceding sentence, Landlord shall have no obligation to enter into such new lease unless and until that person, firm or corporation has
          (a) cured all of Tenant's defaults, if any, under this lease which are capable of being cured and (b) has agreed to pay all reasonable expenses (including but not limited to attorney's fees) incurred by Landlord in connection with its entering into such new lease.

20.4 If, at the time of the occurrence of any Event of Default described in section 25 of this lease, the Tenant's leasehold estate created hereby is subject to a first mortgage, provided that the mortgagee thereunder has filed written notice with Landlord together with an address for service, the Landlord shall notify such mortgagee in writing of the existence of the Event of Default, specifying the nature thereof. Landlord shall also give written notice of any default by Tenant known to Landlord which, with the lapse of time or giving of notice, or both, would become an Event of Default, including but not limited to notice of Tenant's failure to perform or observe any of its obligations under Article 3 or section 6.2 of the Agreement, such notice to be given immediately following such defaults. The mortgagee shall have a period of 15 days after the date of notice within which to cure the Event of Default, or if it cannot reasonably be cured within said 15-day period but is capable of being cured, within which to diligently begin to cure the same, in which latter case the mortgagee shall diligently prosecute to conclusion all acts necessary to cure the Event of Default.
          Notwithstanding anything in the preceding sentence to the contrary, the Mortgagee shall with respect to an Event of Default pursuant to section 16.2(i) of the Agreement, have no cure period beyond the time periods set forth in section 16.2(i). in the event of failure by the mortgagee to cure or diligently begin to cure, Landlord may terminate this lease as herein provided without further notice to the mortgagee. The Lease Term may be preserved if the mortgagee within the cure periods set forth in this section (a) cures all monetary defaults hereunder and under the Agreement, (b) cures any default under section 16.2(i) of the Agreement, (c) diligently commences to cure any nonmonetary default hereunder an under the Agreement which default is capable of being cured (except under 16.2(i) of the Agreement) and diligently prosecutes such cure to conclusion, (d) notifies Landlord in writing of its or its nominee's intention to continue to perform and observe all Of Tenant's covenants and obligations hereunder and under the Agreement upon completion of its foreclosure proceedings in accordance with section 20.3, and (e) without delay, commences and diligently prosecutes to conclusion foreclosure proceedings under its mortgage while keeping all monetary and other obligations hereunder and under the Agreement current.

20.5 As used in this lease as a noun (but not as a verb), the word "mortgage" includes any instrument evidencing a loan or loans to Tenant made at any time during the Lease Term which is or are secured in whole or in part by a specific charge against the leasehold interest of Tenant hereby created or any part of such leasehold interest and includes all renewals, modifications, consolidations, replacement and extensions of such instrument or loan and shall include each and every debenture, mortgage. deed of trust or other evidence of security given by way of assignment, sublease or charge upon such leasehold interest and which matures by its terms before, or is not renewable by the obligor  to  a  date  beyond, the date herein  provided  for  the termination of this lease. The word mortgagee" means the mortgagee of a mortgage by Tenant and the successors and assigns of such mortgagee. The word "foreclosure" shall encompass the acquisition of the leasehold estate by judicial proceedings or otherwise, including the exercise of a power of sale contained in a mortgage.

     20.6 Landlord will at the request and cost of Tenant and the mortgagee:

     (a) enter into a direct agreement with the first mortgagee described in section 20.4 confirming the provisions of this section, including an agreement not to make any material modification of this lease without the prior written consent of such mortgagee; and

     (b) execute, date and deliver a certificate as to the status of this lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the rent payable and the state of the accounts between Landlord and Tenant, the existence or nonexistence of defaults and any other matters pertaining to this lease.

     20.7 Tenant and the mortgagee shall give Landlord notice advising of the existence of such first quasi-public use, by any power or authority having the right to take the same by condemnation, eminent demain or otherwise, the amount awarded for compensation for the whole of the Demised Premises so taken shall be paid to Landlord. Tenant hereby expressly grants unto Landlord the entire amount of the award or compensation, expressly disclaiming all right, title and interest therein, and agrees that it shall have no claim for any damage or loss against Landlord by reason of the condemnation or taking except that any amount awarded as compensation for the improvements to the Demised Premises, including the Facility (but excluding the value of Tenant's interest in the unexpired term of this lease), shall be paid to Tenant. Landlord acknowledges that Tenant's first leasehold mortgagee is entitled to receive or hold all proceeds which are due and payable to Tenant hereunder and agrees that Landlord shall hold all such proceeds due Tenant in trust for such leasehold mortgagee. This lease shall terminate as of the date title to all of the Demised Premises shall vest in the taking body or the date Tenant is ousted from possession of the Demised Premises, whichever is earlier. Landlord and Tenant shall thereupon be released of and from all obligations and liabilities to each other accruing hereunder thereafter. Tenant shall pay all Base Rent and Additional Rent accrued up to the time of the Termination Date, and if any rent has been paid in advance Landlord shall return the surplus.

23.2 If a part but less than the entire Demised Premises and all of the improvements thereon is so taken by such power or authority as aforesaid, then this lease, together with all of the agreements, covenants, conditions and obligations herein contained shall continue in full force and effect for the balance of the Term as if the taking had not occurred. The amount awarded for compensation for the part of the Demised Premises so taken shall be paid to Landlord. Tenant hereby grants unto Landlord the entire amount of the award or compensation, expressly disclaiming all right, title and interest therein, and agrees that it shall have no claim for any damages or loss against Landlord by reason of such condemnation or taking, except that any amount awarded as compensation for the improvements to the Demised Premises, including the Facility (but excluding the value of Tenant's interest in the unexpired term of this lease), shall be paid to Tenant. In the event of a partial taking such that Tenant's reasonable use of the Demised Premises shall be materially impaired, Tenant shall have the right to terminate this lease as of the date title shall vest in the taking body or the date Tenant is ousted from Possession of the portion taken, whichever is earlier, by giving Landlord written notice. Landlord shall give written notice to Tenant of such proposed taking specifying the portion of the Demised Premises to be taken. Tenant shall give its written notice of termination within 60 days after the giving of Landlord's notice. Tenant's notice shall state the date of termination (not prior to the date of Tenant's actual ouster from possession of the portion of the Demised Premises so taken) and upon that date all Base Rent and Additional Rent shall be apportioned and paid. Thereafter neither Landlord nor Tenant shall have any obligations to or rights against the other party hereunder.

23.3 If the temporary USO Of the whole or any part of the Demised Premises shall be taken by any lawful power or authority by the exercise of the right of condemnation, eminent domain or otherwise, or by agreement between Tenant and those authorized to exercise such right, Tenant shall give prompt notice thereof to Landlord. Landlord shall give prompt notice to Tenant of any notice Landlord receives regarding on temporary taking of the use of the whole or any part of the Demised Premises. In that event the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full the Base Rent, Additional Rent and other charges herein reserved without reduction or abatement. Tenant shall be entitled to receive for itself any award or payment made for such use, provided, however, that if the period of temporary use shall extend beyond the Termination Date, the award or payment shall be ratably apportioned between Landlord and Tenant.

23.4 The terms "condemnation", "taking" or similar terms as herein used shall mean the acquisition by a public or other authority having the right to take the same by condemnation or eminent domain or otherwise, regardless of whether such taking is the result of actual condemnation or of voluntary conveyance by Landlord.

23.5 Tenant agrees to execute and deliver any instruments as may be deemed necessary by Landlord to expedite any condemnation proceeding or to effectuate a proper transfer of title to such governmental or other authority seeking to take or acquire the Demised Premises or any portion thereof. Each party agrees to give the other and Tenant's first leasehold mortgagee, if any, notice of any condemnation or similar proceeding.

23.6 Tenant shall have the right to participate in and appear at any condemnation proceeding involving the

          Demised Premises and to file an independent claim only with respect to the improvements to the Demised Premises, including the Facility (but excluding any claim with respect to Tenant's interest in the unexpired term of this lease). If, however, Tenant shall assert a claim or right to claim, except for a claim permitted by the provisions of the immediately preceding sentence, Tenant shall be liable to Landlord for all damages sustained and all expenses incurred by Landlord, including counsel fees and costs of legal proceedings, as a result of the assertion by Tenant of that claim.

     24.  SURRENDER BY TENANT AT END OF TERM

24.1      Subject to and except as otherwise provided by the provisions  of section 17 of this lease, Tenant will surrender possession of the Demised Premises and remove all goods and chattels, including equipment and moveable trade fixtures, and other personal property in the possession of Tenant at the end of the Term or at such other time as Landlord may be entitled to re-enter and take possession of the Demised Premises pursuant to any provision of this lease. Tenant shall leave the Demised Premises in good order and condition. Upon surrender of possession of the Demised Promises, all improvements, additions, installations, renovations, changes or alterations to the Demised Promises shall become the property of Landlord , subject to the lien of the mortgage in favor of the. leasehold mortgagee, if then in effect, as contemplated by the Credit Agreement, which mortgage shall remain a lien on the Facility and any such improvements until all obligations of Tenant to such leasehold mortgages are satisfied in full or discharged. In default of surrender of possession and removal of goods and chattels at the time aforesaid, Tenant will pay to Landlord (a) the Basic Rent and Additional Rent reserved by the terms of this lease for such period as Tenant either holds over in possession of the Demised Premises or allows its goods and chattels or other personal property to remain in the Demised Premises and (b) statutory penalties and all other damages which Landlord shall suffer by reason of Tenant holding over in violation of the terms and provisions of this lease, including all reasonable claims for damages made by any succeeding tenant or purchaser of the Demised Premises against Landlord which may be founded upon delay by Landlord in giving possession of the Demised Premises to such succeeding tenant or purchaser, so far as such damages are occasioned by the unlawful holding over of Tenant.

24.2      Subject to and except as otherwise provided by the provisions  of section 17 of this lease, if Tenant
          fails to remove all goods and chattels and other personal property in possession of Tenant, by whomsoever owned, at the end of the Term or at such other time as Landlord may be entitled to re-enter and take possession of the Demised Premises pursuant to any provision of this lease, Tenant hereby irrevocably makes, constitutes and appoints Landlord as the agent and attorney-in-fact of Tenant to remove all goods and chattels and other personal property from the Demised Premises to a reasonably safe place of storage, the moving and storage to be at the sale cost and expense of Tenant. Tenant covenants and agrees to reimburse and pay to Landlord all expenses which Landlord incurs for the removal and storage of all such goods and chattels. Without limiting the foregoing, Tenant shall be deemed to have abandoned such goods, chattels and other personal property and Landlord may elect that the same shall become its property.

24.3 No act or thing done by Landlord shall be deemed an acceptance of the surrender of the Demised Premises unless Landlord shall execute a written release of Tenant and unless Tenant and any first leasehold mortgagee of Tenant shall also execute such written release. Tenant's liability hereunder shall not be terminated by the execution by Landlord of a new lease of the Demised Premises.

     25.  DEFAULT BY TENANT.

     25.1 if before or during the Term there shall occur any of the following events ("Events of Default"):

     (a) except as otherwise provided in section 25.2, if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its assets; or

     (b) except as otherwise provided in section 25.2, if, within 60 days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or if, within 60 days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its assets, the appointment shall not have been vacated; or

     (c) except as otherwise provided in section 25.2, if the interest of Tenant in the Demised Premises shall be sold under execution or other legal process; or

     (d) if Tenant shall fail to pay any installment of Base Rent or Additional Rent when the same is due and the failure shall continue for 10 days after Landlord gives Tenant notice thereof; or

     (e) if Tenant shall fail to perform or observe any requirement, obligation, agreement. covenant or condition of this lease, other than the payment of any installment of Base Rent or Additional Rent, and any such failure shall continue for 30 days after Landlord gives Tenant notice thereof, or if such failure cannot be remedied within 30 days, then for a reasonable time thereafter, provided Tenant diligently commences to remedy the failure within the 30-day period and prosecutes the same to completion with diligence; or

     (f) if any representation or warranty contained in this lease shall prove to be incorrect in any material respect on the date upon which it was made; or

     (g) if an Event of Default occurs pursuant to section 16.2 of the Agreement; or

     (h) if there is an event of default by Tenant under any financial agreement involving more than $2,000,000 which relates to the construction or operation of the Facility and which is not cured within any applicable grace periods; or

     (i) if Tenant fails to obtain or maintain any material permit or license required to construct or operate the Facility;

     (j) if there is an assignment for the benefit of creditors of Guarantor; or

     (k) if Guarantor is adjudged a bankrupt or a petition is filed by or against Guarantor under the provisions of any state insolvency law or under the provisions of federal bankruptcy laws; or

     (l) if the business or principal assets of Guarantor are placed in the hands of a receiver, assignee or trustee; or

     (m)  if Guarantor is dissolved;

then at any time following any of such Events of Default, Landlord shall have all of the rights available to Landlord pursuant to section 16.4 of the Agreement, including, but not limited to, Landlord's right to terminate this lease and the Agreement except as otherwise provided in sections 25.2 or 20 hereof.

25.2      The events of default set forth in subsections 25.1(a), (b), (c),
          (f) and (h) above shall not constitute an Event of Default or otherwise affect the validity of this lease so long as Tenant, in its status as Seller under the Agreement, continues to provide all of the services described in the Agreement on the part of Seller to be performed and complies with its other obligations under this lease and the Agreement, and in such event, this lease shall continue to remain in full force in accordance with the terms herein contained.

25.3 The non-prevailinq party agrees to pay all costs of proceedings brought or defended by the prevailing party for the enforcement of any terms and conditions of this lease, including reasonable attorney's fees and expenses, which, if Landlord is the prevailing party, shall be deemed Additional Rent for the period with respect to which the Event of Default occurred, payable immediately upon the final disposition of any suit.

25.4 Except as limited by section 16.4 of the Agreement, no remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other remedy herein or provided by law or the Agreement, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. The receipt and acceptance by Landlord of rent with knowledge of the default by Tenant in any of Tenant's obligations under this lease shall not be domed a waiver by Landlord of the default. Nothing contained in this lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damages referred to above.

25.5 No waiver by Landlord of any Event of Default or any default by Tenant in any covenant, agreement or obligation under this lease or the Agreement shall operate to waive or affect any subsequent Event of Default or default in any covenant, agreement or obligation hereunder or in the Agreement, nor shall any forbearance by Landlord to enforce a right or remedy upon an - Event of Default or any such default be a waiver of any of its rights and remedies with respect to that or any subsequent default or in any other manner operate to the prejudice of Landlord.

     26.  QUIET ENJOYMENT.

     Landlord covenants that Tenant, on paying the rental and performing the covenants and conditions contained in this lease, may peaceably and quietly have, hold and enjoy the Demised Premises for the term aforesaid.

     27. CERTIFICATES.

     Each party agrees at any time and from time to time during the Lease Term, within 10 days after written request from the other party, to execute, acknowledge and deliver to the other party or to a third party a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the. same is in full force and effect as modified and stating the modifications), and the dates to which the Base Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the party making such certificate, the other party is in default in the performance of any covenant, agreement or condition contained in this lease, and, if so, specifying each such default of which such party may have knowledge. Such third party shall have the right to rely upon the contents of any such written statement.

     28. NOTICES.

28.1 Whenever it is provided herein that notice, demand, request or other communication shall or may be given to or served upon either of the parties, or if either of the parties shall desire to give or serve upon the other any notice, demand, request or other communication with respect hereto or the Demised Premises, the notice shall be in writing, and. any law or statute to the contrary notwithstanding, shall be given or served as follows:

     (a) if given or served by Landlord, by hand delivery, by overnight nationwide courier delivery service or by mailing the same to Tenant by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the Demised Premises or at such other address as Tenant may from time to time designate by notice given to Landlord in the manner herein provided, with a copy to any first mortgagee of which Landlord has notice under section 21.6; and

     (b) if given or served by Tenant, by hand delivery, by overnight nationwide courier delivery service or by mailing the same to Landlord by registered or certified mail, postage prepaid, return receipt requested, addressed to Landlord at the address first set forth above or at such other address as Landlord may from time to time designate by notice given to Tenant in the manner herein provided.

     28.2 Every notice, demand, request or other communication hereunder shall be deemed to have been given or served (a) at the time that the same shall be hand delivered or delivered by the courier delivery service or (b) 3 days after the same shall be deposited in the United States mails, postage prepaid, in the manner aforesaid. No notice given by Landlord shall be effective unless given to any first mortgagee of which Landlord has notice under section 21.6.

     29. CAPTIONS.

     The captions to the sections of this lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this lease or any part thereof nor in any way affect this lease or any part thereof.

     30.  COVENANTS AND CONDITIONS.

     All of the terms and provisions of this lease shall be deemed and construed to be "covenants" and "conditions" to be performed by the respective parties as though words specifically expressing or importing covenants and conditions were used in each separate term and provision hereof.

     31. WAIVER OF TRIAL BY JURY.

     Landlord and Tenant hereby mutually waive their rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, Tenant's use or occupancy of the Demised Premises, and any claim of injury or damage.

     32. DEFINITION OF TERM "LANDLORD"

     When the term "Landlord" is used in this lease it shall be construed to mean and include only the then owner of the fee title of the Demised Premises. Upon the transfer by Landlord of the fee title to the Demised Premises, Landlord shall give Tenant notice in writing of the name and address of Landlord's transferee. In such event the former Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of Landlord herein contained to be performed so long as the transfer and conveyance by Landlord is expressly subject to the assumption by the grantee or transferee of such covenants and obligations of Landlord.

     33.  BROKERAGE REPRESENTATION.

     Tenant hereby represents and warrants to Landlord that it did not see the Demised Premises with, nor was it introduced to the Demised Premises by, any real estate broker or agent thereof. Tenant further represents and warrants that it knows of no person who is entitled to a real estate brokerage commission or sum in lieu thereof in connection with the execution of this lease or the creation of the tenancy effected by this lease.

     34.  COVENANTS OF FURTHER ASSURANCES.

     34.1 If, in connection with Landlord's obtaining financing for the Demised Premises or the Entire Property, a lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will, contingent upon Tenant's obtaining the prior consent of its mortgagee, not unreasonably withhold, delay or defer its written consent thereto, provided that such modifications do not in Tenant's reasonable judgment (a) materially increase the obligations of Tenant hereunder or under the Agreement or (b) materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises pursuant hereto or to the Agreement.

     34.2 If in connection with Tenant's obtaining financing for the Facility or the Demised Premises, a lender shall request reasonable modifications in this lease as a condition to such financing, Landlord will , contingent upon Landlord's obtaining the prior consent of it mortgagee to such modifications, not unreasonably withhold, delay or defer its written consent thereto, provided that such modifications do not in Landlord's reasonable judgment (a) materially decrease the obligations of Tenant hereunder or under the Agreement (b) materially increase the Landlord's obligation hereunder or thereunder or (c) materially adversely affect Landlord's estate and interest hereunder.

     35.  ENTIRE AGREEMENT

     This lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

     36. APPLICABLE LAW.

     This lease and the performance thereof shall be governed by and construed in accordance with the laws of the state of Now Jersey.

     37.  BIND AND INURE CLAUSE.

     The terms, covenants and conditions of this lease shall be binding upon and inure to the benefit of each of the parties hereto, and their respective successors and assigns.

     38. TENANT'S RECOURSE.

     In any action or proceeding brought by Tenant against Landlord on this lease, Tenant shall look solely to the Demised Premises for the payment of any damages or satisfaction of any liabilities or obligations of Landlord, and no judgment obtained by Tenant shall be enforceable against, or a lien upon, any property of Landlord other than the Demised Premises. This section 38 shall have no applicability to Landlord's liability to Tenant under the Agreement.

     39.      OPTIONS TO PURCHASE.

39.1 Tenant shall have the right, option and/or obligation to purchase the Demised Premises only to the extent that those rights, options and obligations are given to or required of Tenant under the terms and provisions of the Agreement, including but not limited to Article 5 and section 11.1 of the Agreement.

39.2 If Tenant elects or is required to purchase the Demised Premises under section 39.1 of this lease, title thereto (including title to all easements which (a) were theretofore granted by Landlord to Tenant pursuant to this lease and (b) are necessary in order "or Tenant to continue operating the Facility) will be conveyed to Tenant by a Bargain and Sale Deed with Covenant against Grantor's Acts and a properly executed Affidavit of Title, subject to all agreements and restrictions of record (but free of all mortgages and other liens and encumbrances placed by Landlord on the Demised Premises which are capable of satisfaction by the payment of a fixed sum of money), all applicable provisions of the Agreement and all facts which a survey and physical inspection of the Demised Promises would reveal. Tenant shall be obligated at its sole cost and expense to obtain all governmental approvals necessary to consummate such purchase including, but not limited to, the obtaining of any subdivision and, subject to the provisions of section 40 of this lease, environmental approvals (including the complete cost of any necessary environmental cleanup). If Landlord is unable in good faith to convey title as specified herein because of circumstances beyond Landlord's reasonable control, Landlord shall be released from the obligation to convey title, and shall not be liable to Tenant for any damages resulting therefrom.

39.3 If Tenant purchases the Demised Premises, Landlord shall have the right, option and/or obligation thereafter to repurchase the Demised. Premises only to the extent that those rights, options and obligations are given to or required of Landlord under the terms and provisions of the Agreement. The repurchase rights of Landlord shall be reflected in any deed from Landlord to Tenant.

39.4      Landlord  shall  have  the  right, option  and/or  obligation  to purchase the Facility only to the extent that those rights, options and obligations are given to or required of Landlord under the terms and provisions of Agreement including, but not limited to, Article 5 and section 16.4 of the Agreement. Any purchase of the Facility and the improvements shall be subject to the lion of the mortgage, if then in effect, in favor of the leasehold mortgagee as contemplated by the Credit Agreement, which mortgage shall remain a lien on the Facility and the improvements until all obligations of Tenant to such leasehold mortgagee are satisfied in full or discharged.

39.5 Neither Landlord nor Tenant may assign their respective options and obligations to purchase the

Demised Premises or the Facility, as applicable, except to the extent permitted by their respective mortgages and as otherwise permitted under the terms and provisions of the, Agreement.

39.6 TENANT AIM LANDLORD AGREE THAT TIME IS OF THE ESSENCE NOT ONLY IN EXERCISING ALL OF THEIR RESPECTIVE PURCHASE OPTIONS AND/OR OBLIGATIONS BUT ALSO IN CLOSING THS PURCHASE THEREAFTER. TENANT AND LANDLORD ALSO AGREE THAT TIME IS OF THE ESSENCE REGARDING THE NOTICE OF TERMINATION DESCRIBED IN SECTION 5.1(ii) OF THE AGREEMENT.


     40.  ENVIRONMENTAL OBLIGATIONS.

     40.1 For purposes of this section,



     (a) "Hazardous Substances" include any pollutants, dangerous substances or any "hazardous wastes" or "hazardous substances" as defined in or pursuant to the Environmental Cleanup Responsibility Act (N.J.S.A. 13: 1K-6 et seq.) ("ECRA"), the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.), the Resource Conservation and Recovery Act (42 U.S. SS6901 et seq.), the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. SS9601 et seq.) or any other state or federal environmental law or regulation.

     (b) "Enforcement Notice" means a summons, citation, directive, order, claim, litigation, investigation, judgment, letter or other communication, written or oral, actual or threatened, from the Now Jersey Department of Environmental Protection ("NJDEP"), the United states Environmental Protection Agency "USEPA") or other Federal, State or local agency or authority, or any other entity or any individual, concerning any intentional or unintentional action or omission resulting or which might result in the Releasing of Hazardous Substances into the waters or onto the lands of the State of New Jersey, or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, hold In trust or otherwise controlled by, or within the jurisdiction of. the State of Now Jersey, or into the 'environment', as such term is defined in 42 U.S.C. SS9601(8).

     (c) "Releasing', means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, dumping or otherwise placing.

40.2 The Demised Premises shall not be used and/or occupied by the Tenant to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process Hazardous Substances, except as disclosed by the Tenant in Appendix A. Notwithstanding the previous sentence, Tenant shall be permitted to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process Hazardous Substances in addition to those listed in Appendix A if and only if (a) Tenant obtains Landlord's prior written consent, such consent not to be unreasonably withheld, and (b) the Hazardous Substances are necessary or appropriate in connection with Tenant's operation of the Facility and (c) Tenant proves to Landlord's reasonable satisfaction that all such Hazardous Substances will be used in accordance with all applicable requirements of all applicable public authorities.

40.3 The Demised Premises shall not be used by as a "Major Facility", as such term is defined as a "Major Facility" in N.J.S.A. 58:10-23.llb(l).

40.4 The Tenant shall not suffer or permit any lien to attach to the Demised Premises as a result of the chief executive of the New Jersey Spill Compensation Fund ("Spill Fund" or "Fund") expending monies from the Fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.11(g) ("Damages") and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A. 58:1023.11b(d) ("Cleanup and Removal Costs"), arising after the Commencement Date from any intentional or unintentional action or omission of the Tenant, user and/or operator of the Demised Premises, resulting in the Releasing of Hazardous Substances into the waters or onto the lands of the State of Now Jersey, or into waters outside the jurisdiction of the State of New Jersey where
          damage  may  have resulted to the lands,  waters,           fish,
          shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by, or within the jurisdiction of, the State of New Jersey. Under no circumstances shall Tenant be responsible for Damages or Cleanup and Removal Costs for the remediation of Hazardous Substances Released at the Demised Premises prior to the Commencement Date or Released by Landlord.

40.5 Tenant shall not suffer or permit any Enforcement Notice or any facts which might result in any Enforcement Notice with respect to the Demised Premises arising, in either case, after the Commencement Date from any intentional or unintentional action or omission of the Tenant, user and/or operator of the Demised Premises, resulting in the Release of Hazardous Substances on or after the Commencement Date.

40.6 If the Tenant obtains knowledge of the assertion of any lien, as set forth in section 40.4, or an Enforcement Notice, as set forth in section 40.5, or obtains knowledge of facts which may give rise to such lien or Enforcement Notice, whether written or oral, it shall promptly notify the Landlord in writing.

40.7 At the request of Landlord during and after the Term, in the event of an Enforcement Notice or other circumstances leading Landlord reasonably to conclude an Enforcement Notice could issue as a result of events, actions or facts occurring or arising after the Commencement Date, the Tenant will retain an environmental consultant, acceptable to the Landlord. to conduct an appropriate on-site inspection of the Demised Premises, including if necessary a geohydrological survey of soil and subsurface conditions as well as other tests, to determine the presence of such Hazardous Substances and the consultant shall certify to the Landlord whether, in his professional judgment, there exists any evidence of the presence of Hazardous Substances on or in the Demised Premises.

40.8 If there shall be filed a lien against the Demised Premises by the NJDEP pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f(f) as a result of the chief executive of the Spill Fund having expended monies from the Spill Fund to pay for Damages and/or Cleanup and Removal Costs attributable to the Releasing of Hazardous Substances after the Commencement Date, the Tenant shall immediately either (a) pay the claim and remove the lien from the Demised Premises, or (b) furnish M a bond satisfactory to the Landlord in the amount of -he claim out of which the lien arises, (ii) a cash deposit in the amount of the claim out of which the lien arises, or (iii) other security reasonably satisfactory to the Landlord in an amount sufficient to discharge the claim out of which the lien arises.

40.9 The Tenant warrants and represents that the Standard Industrial Code ("SIC Code") number for the activities to be carried on within the Demised Premises is 4931, and that no other activities having any different SIC Code numbers shall be conducted on the Demised Premises without the Landlord's prior written consent, which consent may be arbitrarily withheld.

40.10 Compliance with the provisions of ECRA ("ECRA Compliance" or "ECRA Clearance") shall be accomplished by either (a) obtaining an "ECRA Nonapplicability

          Letter" from the NJDEP (if ECRA is not applicable) or (b) submitting to the NJDEP a "Negative Declaration", as such term is defined in N.J.A.C. 7:1-3.3 ("Negative Declaration") or in lieu thereof submitting and implementing a "cleanup plan", as such term is defined in N.J.A.C. 7:1-3.3 ("Cleanup Plan"). The allocation of responsibility between Tenant and Landlord for ECRA compliance shall be as follows (subject to the allocation of costs pursuant to section 40.11):

(a) if ECRA Compliance is necessary because Tenant has exercised any of its rights under the Agreement to purchase either the Demised Premises or the Entire Property (including the Demised Premises), Tenant shall be responsible for ECRA Compliance for both such acquisition and any subsequent resale of said property pursuant to the Agreement; and

(b) if ECRA Compliance is necessary because Tenant ceases its operations at the Facility, Tenant shall be responsible for ECRA compliance; and

(c) if ECRA Compliance is necessary for any reason other than the reasons set forth in subsections 40.10(a) or (b), the party whose actions caused ECRA Compliance to be necessary shall be responsible for such compliance.

Notwithstanding anything in this section 40.10 to the contrary, Tenant and Landlord agree to cooperate with each other and to exchange information relating to ECRA Compliance regardless of which party is responsible for such Compliance.

     40.11 The allocation of responsibility as between Tenant and Landlord for the payment of any and all costs and fees ("ECRA Costs") associated with ECRA compliance shall be as follows:

             (a) all of that portion of ECRA Costs which relates either to (i) obtaining an ECRA Nonapplicability Letter or (ii) submitting a Negative Declaration to the NJDEP, excluding the submission and implementation of any necessary sampling plan, shall be paid by the party who is responsible for ECRA compliance pursuant to section 40.io above; and

             (b)   all  of  that  portion of ECRA Costs  which  relates  to
submitting and implementing a sampling plan or
a cleanup Plan shall be paid by, and the submission and implementation of the Cleanup Plan shall. to the extent permitted by NJDEP under ECRA, be controlled by (i) Landlord if the Hazardous Substances requiring remediation were either Released prior to the Commencement Date or Released by Landlord and (ii) Tenant if the Hazardous Substances requiring remediation were Released after the Commencement Date and were not Released by Landlord.

40.12 Unless Tenant delivers an ECRA Nonapplicability Letter to Landlord on or before 6 months prior to the end of the Term, Tenant shall commence its ECRA compliance efforts relating to its cessation of operations at east 6 months prior to the end of the Term and diligently pursue such efforts to conclusion. Tenant shall keep Landlord fully informed of its progress in obtaining ECRA Clearance by sending a copy of all correspondence and documents to Landlord and by delivering an ECRA Compliance status report to Landlord every 30 days during the 6-month clearance period. it is understood and agreed by Tenant that Landlord shall have the right to rely an and shall rely on all statements, representations, warranties and commitments made by Tenant to the NJDEP pursuant to this section an if such statements, representations, warranties and commitments had been made directly to the Landlord, if Tenant fails to obtain ECRA Clearance on or before the and of the Term, Tenant shall be liable to Landlord as a holdover tenant, without limiting any other liability of Tenant to Landlord resulting from its default under this lease.

     40.13 Whenever the terms ECRA, Spill Fund, Major Facility and similar terms and statutory references are used in this lease, they shall be deemed to include any similar, future or successor statutory references and/or terms as may apply to the Demised Premises and its use and occupancy by Tenant under this lease.

     41.  GUARANTY.

     O'Brien Energy Systems, Inc., of which Tenant is a wholly-owned subsidiary, will execute as Appendix 3 to this lease an appropriate guaranty of the due and punctual performance of all of Tenant's obligations under this lease. This guaranty will continue in full force and effect for the duration of this lease unless Landlord and Tenant mutually agree to terminate it, whereupon it will have no further force or effect.

     42.  RELATIONSHIP TO THE AGREEMENT.

     Notwithstanding anything in this lease to the contrary, in case of any ambiguity or contradiction between the terms and provisions of this lease and the terms and provisions of the Agreement, the terms and provisions of the Agreement shall control.

     43.  CONTINUATION OF LEASE

     Notwithstanding any provision of this lease or the Agreement to the contrary, unless this lease is otherwise continued in connection with the assumption of the Agreement by a purchaser of the "Plant" pursuant to section 5.1(B) of the Agreement (in which case this lease will continue as presently written), so long as there is then no Event of Default by Tenant under this lease, this lease shall not terminate upon the exercise by the Landlord of its rights to sell or abandon the "Plant" as provided in
Section 5.1(B) of the Agreement (unless the Tenant purchases the Demised Premises pursuant to such Section 5.1(B)) but shall continue in effect until the twenty-fifth anniversary of the Commencement Date, provided that the parties shall enter into a new lease (or amend this lease) which shall be on the same terms hereof except that (a) Base Rent shall be renegotiated to a fair market rental for comparable premises and (b) all references herein to the Agreement (other than those relating to the production of steam by Tenant and the purchase thereof by Landlord, which references shall be delted) shall, to the extent required to effectuate the purposes of this lease, be replaced by provisions comparable to the provisions of the Agreement.

     44.  RECORDING.

     The parties agree that a memorandum of lease in the form attached hereto as Schedule C ("Memorandum of Lease") shall be recorded in the Essex County Register's Office, immediately following the Commencement Date. Neither party shall have the right to record either this entire lease or any writing other than the Memorandum of Lease which describes the terms and provisions of this lease.

        IN WITNESS WHEREOF, the parties have executed or have caused this lease to be executed by their duly authorized officers and their corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ATTEST

By: /s/ William D. Harper
William D. Harper
V.P. and Secretary


ATTEST

By: /s/ Carlene B. Balickie
Carlene B. Balickie
Assistant Secretary



NEWARK GROUP INDUSTRIES, INC. (Landlord)

By: /s/ Connie B. Smith
Connie B. Smith
V.P.


O'BRIEN (NEWARK) COGENERATION, INC. (Tenant)

By: /s/ Sanders Newman
Sanders Newman
Secretary

                                SCHEDULE A

                       Legal Description of Property
            To be Leased to O'Brien (Newark) Cogeneration, Inc.
                        In the City of Newark, N.J.
                     By Newark Group Industries, Inc.



Beginning at a point in the North Easterly Section of Lot 75, Block 2412, said point being distant 28.0' South of the Southerly R.O.W. of the Central Railroad of N.J. and 60.0' Westerly Property Line of Blanchard and running thence:



(1)  S13-02'12"E a distance of 110.00' to a point; and thence
(2)  Sl-30'00"W a distance of 62.54' to a point; and thence
(3)  N88-30'00"W a distance of 191.00' to a point; and thence
(4)  Nl-30'00"E a distance of 175.00' to a point; and thence
(5)  S86-26'00"E a distance of 163.49' to the point or place of Beginning.

                               SCHEDULE B-1

                          [Drawing of lease area]

Steam Purchase Agreement between Landlord and Tenant dated October 3, 1986 as amended by Amendments dated March 8, 1988 and July 18. 1988 (as so amended and as it may be amended from time to time in accordance with the provisions thereof, the "Agreement"), will terminate 120 days after the termination of the Agreement or on such other date as may be provided in the Lease or the Agreement, whether following an extension or renewal hereof or otherwise.

     3. The Lease provides the Tenant with (a) the right to extend the lease term for successive additional terms of five (5) years each but only in connection with the renewal of the Agreement and upon the terms contained therein and (b) the right to purchase the Demised Premises and the Entire Property, such purchase rights of Tenant being exercisable upon the terms and conditions as more particularly set forth in the Lease and the Agreement.

     4. All of the terms, covenants and conditions of the Lease are fully and particularly set forth in the Lease executed by the parties, which is incorporated herein by reference as if herein set forth in full.

        IN WITNESS WHEREOF, the parties have set their hands and seals or caused this Memorandum of Lease to be executed by their proper corporate officers and their
corporate seals to be affixed, as of the day and year first above written.



ATTEST:


[Seal]


ATTEST:


[Seal]


NEWARK GROUP INDUSTRIES, INC., Landlord

By:



O'BRIEN (NEWARK) COGENERATION, INC., Tenant

By:

STATE OF NEW JERSEY:

COUNTY or ESSEX:

        BE IT REMEMBERED, that on this day of July, 1988, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, personally
appeared          who, being by me duly sworn and on his oath, deposed  and
made  proof  to my satisfaction that he is the            of  Newark  Group
Industries, Inc., and the person who has signed the within instrument, and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the proper corporate seal and delivered the same as such officer an behalf of the corporation as its voluntary act and deed, made by virtue of authority from its board of directors, for the uses and purposes therein expressed.


                                        Attorney-at-Law of New Jersey


STATE OF NEW JERSEY:

COUNTY OF ESSEX:

        BE  IT REMEMBERED, that an this        day of 19  , before me,  the
subscriber,  a  Notary  Public of  the  State  of             ,  County  of
personally appeared          who, being by me duly sworn and on this  oath,
deposed  and made proof to my satisfaction that he is the     of       ,and
the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the proper corporate seal and delivered the same as such officer on behalf of the corporation as its voluntary act and deed, made by virtue of authority from its board of directors, for the uses and purposes therein expressed.



Notary Public
(Apply Raised Seal and Stamp indicating expiration date of Commission)


Prepared by:

APPENDIX A

Tenant's Hazardous Substance List

     Type of
Hazardous substance

1.  No 2 Fuel
    or Kerosene

2.  Ammonia
    Selective

3.  Drew Chemical
    Adjunct B or F
   (or equivalent)t
    Neutral orthophosphate

4.  Mekor (R) 70 (or
    equivalent):
    Volatile organic oxygen
    Scavenger/Metal passivator

5.  Amercor 8750
    Inhibitor (or
    Equivalent):
    Neutralizing Amines

6.  Advantage (R) 202
    Deposit Inhibitor
    (or equivalent):
    Polymeric Antiscalant-
    Sequesterant (as a substitute
    for Item 3)

7.  PerforMax
    4021/403
    Chlorine
    Sulfuric Acid

8.  Lubricants

9.  Sulfuric Acid

10. Sodium Hydroxide
    (Caustic Soda)

11. Sodium Sulfite

12. Solvents
    (Degreasers)

                            MEMORANDUM OF LEASE


THIS MEMORANDUM OF LEASE made this 18th day of July, 1988,
BETWEEN  NEWARK GROUP INDUSTRIES, a New Jersey corporation  located  at  57

Freeman Street, Newark, New Jersey 07105 ("Landlord"),



AND O'BRIEN (NEWARK) COGENERATION, INC., a Delaware corporation located at

225 South Eighth Street, Philadelphia, Pennsylvania 19106 ("Tenant"),


                            W I T N E S S T H":

        1.     The parties do hereby acknowledge and declare that they have entered into a lease dated as of July 18, 1988, ("Lease") for a portion  of the  land  in the City of Newark, County of Essex and State of Now  Jersey,

located at 60 Lockwood Street and being known and designated as Lots 75 and

58,  Block 2412 on the Newark, New Jersey Tax Maps ("Entire Property"), and

more particularly described in Schedule A hereto ("Demised Premises").



        2.      The  Lease  commenced  an July  18,  1988  and,  except  as otherwise  Provided  in  Section 5.1(B) of  the  Steam  Purchase  Agreement

between  Landlord and Tenant dated October 3, 1986 an amended by Amendments dated  March  8, 1986 and July Is, 1988 (as so amended and  as  it  may  be amended from time to time in accordance with the



Prepared by:


/s/ Margaret F. Black
Margaret F. Black, Esq.
Sills Cummis Zuckerman Radin
Tischman Epstein & Gross
provisions  thereof, the "Agreement"), will terminate 120  days  after  the termination  of the Agreement or on such other date as may be  provided  in the  Lease  or  the  Agreement, whether following an extension  or  renewal hereof or otherwise.



        3.      The  Lease provides the Tenant with (a) the right to extend the  lease term for Successive additional terms of five (5) years each  but only  in  connection with the renewal of the Agreement and upon  the  terms contained  therein and (b) the right to purchase the Demised  Premises  and the  Entire Property, such purchase rights of Tenant being exercisable upon the  terms  and conditions as more particularly set forth in the Lease  and the Agreement.



        4.      All of the terms, covenants and conditions of the Lease are fully  and  particularly sot forth in the Lease executed  by  the  parties,

which in incorporated herein by reference as if herein set forth in full.

IN WITNESS WHEREOF, the parties have set their hands and seals or caused this Memorandum of Lease to be executed by their proper corporate officers as of the day and year first above written.

ATTEST

By: /s/ William D. Harper
William D. Harper, V.P. and Secretary


ATTEST

By: /s/ Carlene B. Balickie
Carlene B. Balickie, Assistant Secretary



NEWARK GROUP INDUSTRIES, INC. (Landlord)

By: /s/ Connie B. Smith
Connie B. Smith, V.P.



O'BRIEN (NEWARK) COGENERATION, INC. (Tenant)

By: /s/ Sanders Newman
Sanders D. Newman
Secretary

STATE OF NEW JERSEY, COUNTY OF ESSEX      SS:

I CERTIFY that on July 20, 1988,

SANDERS D. NEWMAN


personally came before me and this person acknowledged under oath, to my satisfaction that:

     (a) this person signed, sealed and delivered the attached document as Secretary of O'Brien (Newark) Cogeneration, Inc., the corporation named in this document:

     (b)  the proper corporate seal was affixed; and

     (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.


/s/ Margaret F. Black
Notary Public/Attorney at Law
Of New Jersey




STATE OF NM JERSEY, COUNTY OF ESSEX      SS:


I CERTIFY that on July 15, 1988,

CONNIE B. SMITH


personally came before me and this person acknowledged under oath, to my satisfaction that:

     (a) this person signed, sealed and delivered the attached document as Vice President of Newark Group Industries, Inc., the corporation named in this document:

     (b)  the proper corporate seal was affixed; and

     (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.

/s/ Margaret F. Black
Margaret F. Black
Attorney at Law of New Jersey